SEC Form 3, Form 4 and Form 5 and Application for
                                 EDGAR Access (Form ID)
                        Confirmation of Authority to Sign

Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Securities," "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being a member of the Board of Managers and the Chief Operating Officer of Babson Capital Management LLC ("Babson"), investment sub-adviser to Special Value Opportunities Fund, LLC (the "Issuer"), hereby appoint and designate Rosemary Baker as my true and lawful power of attorney with full power to (a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and the Issuer said SEC Forms 3, 4 and/or 5 with respect to my relationship with the Issuer and any shares of the Issuer purchased or sold by the undersigned or Babson or any affiliated person of Babson, and any other change of beneficial ownership relating to equity or derivative securities of the Issuer required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.



Signature and Date:                 S/William F. Glavin, Jr.
                           --------------------------------------------

Name:    William F. Glavin, Jr.
Title:   Manager and Chief Operating Officer